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                                                                    Exhibit 99.3

      On March 12, 1999, the Company and Crescent Operating Inc. ("Crescent Operating") formed a new partnership that has purchased all of the non-real estate assets of the cold storage companies which do business under the name of AmeriCold Logistics encompassing the operations of the cold storage business for approximately $48 million from the Vornado/Crescent Partnership. The new partnership leases 88 cold storage warehouses used in this business from the Vornado/Crescent Partnership, which continues to own the real estate. In addition to the leased warehouses AmeriCold Logistics manages 13 additional warehouses containing approximately 80 million cubic feet of space.

      The Company owns 60% of the new partnership through Company L.P. and Crescent Operating indirectly owns 40% of the new partnership. The Company is the sole general partner of, and owns a 90.1% partnership interest in, Company L.P.

      To fund its share of the purchase price, the Company utilized $4.6 million of cash and borrowed $18.6 million under its revolving credit facility. Further, the Company will pay $6 million to close the warehousing operation of one of the leased facilities.

      The following unaudited data presents the combination of the historical income statements of the separate component companies of AmeriCold Logistics as follows: (1) AMERICOLD CORPORATION year ended December 31, 1998, URS Logistics, Inc. year ended December 31, 1998, the Freezer Services Companies (acquired 6/12/98) and The Carmar Group of Companies (acquired 7/1/98), (2) AMERICOLD CORPORATION ten months ended December 31, 1997 and URS Logistics, Inc. year ended December 31, 1997 and (3) AMERICOLD CORPORATION year ended February 28, 1997 and URS Logistics, Inc. year ended December 31, 1996. Such companies are considered to be predecessors.

COMBINED STATEMENT OF INCOME
(amounts in thousands)                   For the Year Ended December 31,
                                     -----------------------------------------
                                        1998            1997          1996
                                     -------------   -----------   -----------
Revenues...........................  $ 567,867       $ 414,280      $ 454,996

Expenses:
     Cost of services .............    411,874         286,314        323,693
     General & administrative .....     26,877          39,957         45,086
     Depreciation & amortization ..     59,337          37,151         17,080
     Compensation expense .........         --          12,115             --
                                     -------------   -----------   -----------
Total Expenses ....................    498,088         375,537        385,859
                                     -------------   -----------   -----------

Operating income ..................     69,779          38,743         69,137


Interest expense ..................    (45,828)        (63,263)       (74,715)
Other income (expense) ............      2,275           3,210          1,125

                                     -------------   -----------   -----------
Income (loss) before income tax ...     26,226         (21,310)        (4,453)

Income taxes (benefit) ............      9,238          (7,278)          (777)

                                     -------------   -----------   -----------
Income (loss) before extraordinary
item ..............................     16,988          (14,032)       (3,676)
Extraordinary item ................         --          (4,649)            --
                                     -------------   -----------   -----------
Net income (loss) .................  $  16,988        $(18,681)     $  (3,676)
                                     =============   ===========   ===========



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     The following unaudited proforma Balance Sheet as of December 31, 1998 presents the Company on a historical basis and reflects proforma adjustments for the purchase of the non-real estate assets of AmeriCold Logistics and the disposition of the Company's interest in CESCR.

                                             December 31, 1998
                                      ----------------------------------------
(amounts in thousands)
                                                      Proforma
                                       Historical    Adjustments     Proforma
                                       ----------    -----------     --------
Assets:
    Cash ..........................    $ 11,832    $    (4,647)(1)    $20,105
                                                        12,920 (2)
    Investment in partnership -
     AmeriCold ....................                     23,234 (1)     23,234
    Investment in partnership -
     CESCR ........................      12,920        (12,920)(2)
    Prepaid insurance .............         475                           475
                                       --------    -----------        -------
                                       $ 25,227    $    18,587        $43,814
                                       ========    ===========        =======

Liabilities and Stockholders'
Equity:
    Due to Vornado Realty Trust ...    $  1,067                       $ 1,067
    Debt ..........................                $    18,587         18,587
    Accrued expenses ..............         127                           127
    Minority interest .............       2,379                         2,379
    Commitments and contingencies..
    Stockholders' equity ..........      21,654                        21,654
                                       --------    -----------        -------
        Total stockholders' equity.    $ 25,227    $    18,587        $43,814
                                       ========    ===========        =======

(1)  Purchase of 60% of the non-real estate assets of AmeriCold Logistics
(2)  Put of investment in CESCR to Vornado

     The following unaudited proforma income data reflects the purchase of the non-real estate assets of AmeriCold Logistics as if it had occurred on January 1, 1998:

                                                December 31, 1998
                                    ------------------------------------------
(amounts in thousands)
                                                      Proforma
                                       Historical    Adjustments     Proforma
                                       ----------    -----------     --------
Revenues                               $567,867      $  44,458 (3)    $612,325
Expenses:
    Cost of services ..............     411,874         27,775 (3)     439,649
    Rent expense ..................          --        146,568 (4)     146,568
    General & administrative ......      26,877          2,404 (3)      29,281
    Depreciation and amortization .      59,337        (51,371)(5)       7,966
                                       --------       --------         -------
Total expenses ....................     498,088        125,376         623,464
                                       --------       --------         -------
Operating income (loss) ...........      69,779        (80,918)        (11,139)
Interest expense ..................     (45,828)        42,304 (6)      (3,524)
Other income (expense) ............       2,275             --           2,275
                                       --------       --------         -------
Income (loss) before income tax ...      26,226        (38,614)        (12,388)
Income taxes (benefit) ............       9,238         (9,238)(7)          --
                                       --------       --------         -------
Net income ........................    $ 16,988      $ (29,376)       $(12,388)
                                       ========       ========         =======
The Company's share of net
   income (60%) ...................    $ 10,193                       $ (7,433)
                                       ========                        =======

Footnotes 3-7 are explained on the following page.


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(3)   To reflect operations of Freezer Services Inc. and the Carmar Group prior to their respective dates of acquisition (June 12, 1998 and July 1, 1998)

(4)   To record rent expense under leases with the Vornado/Crescent Partnership.

(5) To adjust (i) depreciation expense for assets not acquired and (ii) amortization of the purchase price over a period of 20 years. Valuations and other studies are not yet complete. Accordingly, they are subject to change as such information is finalized.

(6) To reflect (i) interest for debt under the revolving credit agreement of $18,587 at LIBOR plus 3% per annum (currently 8.02%), (ii) elimination of interest on historical debt not asummed and (iii) reduced interest income for cash portion of the purchase price ($4,657 at 5% per annum).

(7)   Tax effect of proforma adjustments.